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                                                                     EXHIBIT 4.1
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                           CERTIFICATE OF AMENDMENT
                                      OF
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         SEACHANGE INTERNATIONAL, INC.


     SeaChange International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation:

          RESOLVED:  That the first paragraph of Article FOURTH of the
                     Corporation's Amended and Restated Certificate of Incorporation as amended to date shall be amended to read in its entirety as follows:

               "FOURTH.  The total number of shares of all classes of capital
                ------
          stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of Common Stock with a par value of $.01 per share (the "Common Stock") and 5,000,000 shares of Preferred Stock with a par value of $.01 per share (the "Preferred Stock").

SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted by vote of the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by William C. Styslinger, III, its President, this 24th day of May, 2000.


                                   By: /s/ William C. Styslinger, III
                                       -----------------------------------
                                       William C. Styslinger, III
                                       President